UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023 (September 7, 2023)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering of Shares

On September 7, 2023, Palisade Bio, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue an aggregate of 2,339,398 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $0.84 (the “Offering”).

The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, as amended, and was declared effective on April 26, 2022 (File No. 333-263705) (the “Registration Statement”) and a prospectus supplement filed with the SEC on September 11, 2023.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreements were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Offering closed on September 11, 2023 for aggregate gross proceeds to the Company of approximately $1.97 million, before deducting fees payable to the placement agent and other offering expenses payable by the Company.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the opinion of the Silvestre Law Group, P.C. relating to the validity of the Shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.01.

Placement Agency Agreement

In connection with the Offering, we entered into a placement agency agreement (“Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (“Placement Agent”) whereby the Placement Agent receives (i) an aggregate cash fee equal to 7.75% of the gross proceeds received by the Company from the sale of the Shares, (ii) payment of up to $95,000 for certain expenses incurred in the Offering, and (iii) warrants to purchase up to 6.0% of the aggregate Shares sold in the Offering, or an aggregate of 140,364 placement agent warrants (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five (5) years from the commencement of sales, an exercise price of $1.05 per share, and are not being registered pursuant to this Offering. The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants were offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing summaries of each of the Purchase Agreement, Placement Agency Agreement, and Placement Agent Warrants are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, and 4.01, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On September 7, 2023, the Company issued a press release announcing the transactions described herein. A copy of the press release is attached as Exhibit 99.01 hereto.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Form of Placement Agent Warrant
5.01	Legal Opinion of Silvestre Law Group, P.C.
10.01	Form of Securities Purchase Agreement
10.02	Form of Placement Agency Agreement
23.01	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.01)
99.01	Press Release dated September 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2023	Palisade Bio, Inc.

	By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer